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                                                 Exhibit 23.1a.






          Letterhead of KENNY S&P EVALUATION SERVICES
              A Division of J.J. Kenny Co., Inc.


                                              February 20, 1997


Dean Witter Reynolds Inc.
Two World Trade Center
New York, New York  10048

          Re:  Dean Witter Select Municipal Trust,
               Long Term Portfolio Series 107

Gentlemen:

          We have examined the post-effective Amendment to the Registration Statement File No. 33-38573 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

          In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration
Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

          You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,


                              Frank A. Ciccotto
                              Frank A. Ciccotto
                              Vice President






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                                                       Exhibit 23.1b.











                    CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 3, 1997, accompanying the financial statements of the Dean Witter Select Municipal Trust Long Term Portfolio Series 107 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.




DELOITTE & TOUCHE LLP




February 20, 1997
New York, New York





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             Letterhead of Cahill Gordon & Reindel
















                       February 20, 1997






                                                 (212) 701-3000

          Re:  Dean Witter Select Municipal Trust,
               Long Term Portfolio Series 107
               Post-Effective Amendment No. 6
               (Registration No. 33-38573)


Dear Sirs:

          Dean Witter Reynolds Inc., the Sponsor of the above-captioned Trust, is filing with the Securities and Exchange Commission (the "Commission") the above-referenced Post-Effective Amendment to the Registration Statement on Form S-6 for the indicated Series. We act as special counsel to the Sponsor of the above-referenced Trust and, at their request, have reviewed said Amendment solely for the purpose of enabling us to make the representation set forth in the final paragraph hereof.

          Rule 485(b)(2) under the Securities Act of 1933, as amended (the "Act"), requires, as a condition of effectiveness upon filing with the Commission (or upon such later date designated by the registrant, which date shall not be later than twenty days after the date of filing), that the prospectus filed as a part of the post-effective amendment not include



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disclosure relating to any of the events specified in said
subsection. Rule 485(e) under the Act requires that counsel make a written representation to the effect that such amendment does not contain disclosures of the type set forth in Rule 485(b)(2) such as would render the amendment ineligible to become effective immediately upon filing (or upon such later date designated by the registrant, which date shall not be later than twenty days after the date of filing) pursuant to Rule 485(b).

          Pursuant to said Rule 485(e), and solely on the basis of the foregoing, we hereby represent that the above-captioned
Post-Effective Amendment does not contain any of the specified disclosures which would render it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

                                   Very truly yours,



                                   CAHILL GORDON & REINDEL

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549